UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2014

SEALAND NATURAL RESOURCES INC.
(Exact name of registrant as specified in its charter)

Nevada	333-175590	45-2416474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 W. LIBERTY ST. #880

RENO, NEVADA 89501

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (702) 530-8665

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Following comments received on June 13, 2014 from the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the “SEC”), on July 9, 2014, Steve Matteson, the Chief Financial Officer of Sealand Natural Resources Inc. (the “Company”) determined that the Company’s financial statements and related disclosures included in the Company’s Quarterly Report on Form 10-Q for the period ended February 28, 2014, filed with the SEC on April 21, 2014 (the “Previously Issued Financial Statement”), should not be relied upon. The Company did not properly account for some expenses pertaining to stock discount expense and legal and professional fees.

The Company expects to restate the Previously Issued Financial Statement. The Company is working diligently to prepare and file a restated unaudited interim financial statement for the period ended February 28, 2014 in a Quarterly Report on Form 10-Q/A as soon as possible.  The Company believes that this restated filing will contain disclosures that are adequate and appropriate to restate the relevant financial information in the Previously Issued Financial Statement.

Mr. Matteson has discussed the matters mentioned herein with Harris & Gillespie CPA’s, PLLC, the Company’s independent registered public accounting firm. Harris & Gillespie CPA’s, PLLC is now the name of the accounting firm that used to be called Thomas J. Harris, CPA, the Company’s independent registered public accounting firm since inception. The Company has not changed its certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sealand Natural Resources Inc.

Date: July 14, 2014	By:	/s/ Lars Poulsen
Lars Poulsen
President and Chief Executive Officer
(Principal Executive Officer)

Date: July 14, 2014	By:	/s/ Steve Matteson
Steve Matteson
Chief Financial Officer
(Principal Financial and Accounting Officer)